SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                     Atlantic Preferred Capital Corporation
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             (Exact Name of Registrant as Specified in its Charter)

             Massachusetts                        Not Applicable
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(State of Incorporation or Organization)   (I.R.S. Employer Identification no.)

            101 Summer Street, Boston, MA                    02110
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       (Address of Principal Executive Offices)           (Zip Code)

  If this form relates to the              If this form relates to the
  registration of a class of securities    registration of a class of securities
  pursuant to Section 12(b) of the         pursuant to Section 12(g) of the
  Exchange Act and is effective            Exchange Act and is effective
  pursuant to General Instruction          pursuant to General Instruction
  A.(c), please check the following        A.(d), please check the following
  box.   / /                               box.   /X/

Securities Act registration statement file number to which this form relates:
                                                                       333-66677
                                                                  --------------
                                                                 (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

     Title of Each Class                Name of Each Exchange on Which
     to be so Registered                Each Class is to be Registered
     -------------------                ------------------------------

       Not applicable                           Not applicable
     -------------------                ------------------------------

Securities to be registered pursuant to Section 12(g) of the Act:

Noncumulative Exchangeable Preferred Stock, Series A, par value $.01 per share
                        (the "Series A Preferred Stock")
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                                (Title of class)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.   Description of Registrant's Securities to be Registered

               A description of the Series A Preferred Stock of the Registrant is set forth in the information provided under "Description of the Series A Preferred Shares" in the Prospectus which forms a part of the Registrant's Registration Statement on Form S-11 (File No. 333-66677) filed under the Securities Act of 1933 with the Securities and Exchange Commission on November 3, 1998, as amended (the "Registration Statement"), which information is incorporated herein by reference.

Item 2.   Exhibits

               (1) Specimen of the stock certificate for the Series A Preferred Stock (incorporated by reference to Exhibit 4.1 to the Registration Statement).

               (2)  (a)  Form of Restated Articles of Organization of the
                         Registrant (incorporated by reference to Exhibit 3.2 to the Registration Statement).

                    (b) Form of Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 3.4 to the Registration Statement).

                                   SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                   ATLANTIC PREFERRED CAPITAL CORPORATION
                                   --------------------------------------
                                               (Registrant)



                                   By: /s/ John L. Champion
                                       ----------------------------------
                                       John L. Champion
                                       Treasurer


Dated: December 22, 1998